UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – JULY 22, 2008

ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-31165	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

740, St-Maurice Street
Suite 102
Montreal H3C 1L5
(Address of principal executive offices)

(514) 876-3907
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of July 11, 2008, we appointed Robert George Clarke as Chairman and member of our Board of Directors.

Since June 2000, he has been Chairman of 7bridge Capital Partners, a private venture capital group in Hong Kong. Prior to relocating to Hong Kong in June 2001, Mr. Clarke was based in Vancouver, BC and played a key role in the start-up and financing of several Canadian and US companies in the high technology and the telecommunication sectors. In Hong Kong he has been involved in private and public companies, with a particular emphasis on the development of China opportunities, including telecommunications services and payment systems.

Mr. Clarke has served as a Director and Chief Executive Officer of several public companies including Waverider Communications Inc., TEK Digitel Corp., ePhone Telecom Inc. and Manaris Corporation (now Avensys Corporation). He has also been Chairman of Cardtrend International Inc. until January 2008.

As of June 30, 2008 we appointed Lim Ping Wai (“Cherry Lim”) as member of our Board of Directors.

Ms Lim has more than 20 years of experience in manufacturing, telecommunications, and VC investments. Prior to joining Advanced ID Corporation earlier this year, Ms Lim was CEO of Tsing-Tech Innovations Co. Ltd., a Hong Kong-based VC specializing in commercialization of R&D results in IT, wireless, environmental technology and healthcare in the Greater China region. Since 1990 she has worked in the telecom industry, first for SingTel in Singapore and then Deustsche Telekom in Hong Kong. In 1996 she joined eGlobe, Inc. where as Director, Business Development, she was responsible for spearheading and fostering partnerships with major Telcos and ISPs in the Asia Pacific region and involved in a number of M&A transactions. From 2000 to 2005, she was the President of 7bridge Capital Partners Ltd., a privately-held company investing in IT and Telecom startups in Greater China and North America between 2000 and 2005.

A Hong Kong native Ms Lim is fluent in three dialects of Chinese as well as English. She has a Bachelor of Science in Industrial Engineering from the University of South Florida, an MBA from the Chinese University of Hong Kong and a Professional Certificate in Chinese Civil and Commercial Law from Tsinghua University.

ITEM 7.01:     Regulation FD Disclosure

On July 22, 2008, Ecolocap Solutions Inc. (the "Company") filed a press release to announce that two new directors were appointed to its Board of Directors. Mr Robert G. Clarke has been appointed on July 11, 2008 as Chairman and Director of the Company in replacement of Alexander C. Gilmour who resigned that date, and Ms Lim Ping Wai has been appointed on June 30, 2008.
Press Release Ecolocap Solutions Inc., (the “Company”) issued a press release on July 22, 2008, filed as Exhibit 99.1 hereto.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release dated July 22, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOCAP SOLUTIONS INC

Date: July 22, 2008                                                                                                                           By: CLAUDE PELLERIN
                                                                                                                      Name:  Claude Pellerin
                                                                                                                                                           Title: Corporate Secretary